                                                                    EXHIBIT 99.1

                                [LOGO OF OCTEL]

Contact:
Octel Corp. Investor Relations              Citigate Financial Intelligence
Heather Ashworth                            Shoshana Dubey / Patrick Kilhaney
+44-161-498-8889                            +1-212-840-0008

                  Octel Corp. Reports 2nd Quarter 2003 Results

NEWARK, DELAWARE, July 28, 2003 - Octel Corp. (NYSE: OTL) today announced financial results for the second quarter and six months ended June 30, 2003.

              - Highlights for the six months ended June 30, 2003 -

       [X] Net income of $1.65 per diluted share for the first half year
       [X] Venezuelan TEL shipments now back on track
       [X] Specialty Chemicals sales up 16.0% over last year

Net income for the second quarter of 2003 was $9.6 million or $0.77 per diluted share compared with a profit of $17.7 million or $1.40 per diluted share in the comparable period last year.

For the six months, net income is $20.5 million or $1.65 per diluted share compared with a profit of $36.1 million or $2.88 per diluted share in the same period last year.

TEL (tetraethyl lead) sales were $68.2 million for the second quarter, 18.0% above the same period last year with deliveries resuming to Venezuela during the quarter. The effective management of selling prices has reduced the impact of the global market volume decline, which, together with the continued benefit of tighter cost control at our UK plant, resulted in gross profit for the second quarter of $34.6 million or 50.7% of sales. Year to date sales of $116.0 million are 5.3% down year over year on volumes 21.4% down.

Sales in Specialty Chemicals were $45.6 million for the quarter, a 24.6% increase over the second quarter of 2002. Gross profit for the quarter of $15.0 million was 14.5% ahead of last year, reflecting the improved activity and the initial benefits from the restructuring activities. Year to date sales of $95.0 million are 16.0% up on the same period last year, with gross profits 4.7% higher at $30.9 million.

Overall operating expenses for the quarter of $18.0 million were $0.6 million higher than last year and are cumulatively 4.6% higher than last year. This planned increase reflects our investment in support infrastructure to drive the growth in the Specialty Chemicals segment, which is now accelerating.

Cash flow from operating activities was $11.7 million for the second quarter of 2003, bringing the year to date to $17.2 million cash inflow. Investing activities consumed $12.8 million of cash, covering the remaining payments under the earn out provisions of previous acquisitions, together with the Veritel agreement and the closure and sale of two small, non-core businesses.

As previously announced, provisions for restructuring costs of $8.2 million were made in the second quarter of 2003, principally relating to the Specialty Chemicals business. After tax these amounted to $0.46 per share. It is still expected that aggregate further charges will total around $12.0 million during the remainder of 2003 and 2004, all in Specialty Chemicals and TEL. The combined charges will reflect our previously stated objectives of rationalizing sites and assets to capture synergies in Specialty Chemicals and being proactive in managing the continuing decline in demand for TEL.

Dennis Kerrison, President and Chief Executive Officer, commented, "Specialty Chemicals results continue to improve, reflecting the injection of pace late last year and early 2003 in terms of management action and restructuring. The operating performance was better than last year but the full benefits of these actions will be more visible later this year. Based on this improved performance, restructuring costs have been taken slightly earlier than was originally planned in order to maximize the success of the program."

"The results for TEL continue to be strong. Quarter 2 benefited from the delivery to Venezuela as mentioned last quarter and overall market conditions appear good. The program to further reduce capacity and infrastructure in Ellesmere Port is now well underway and is due to be completed in early 2004."

"Overall, the second quarter results recovered all of the shortfall seen in quarter one. With our major TEL customers now back on stream and Specialty Chemicals continuing to perform well, we are looking forward to further progress in the second half of the year."




Octel Corp., a Delaware corporation, is a global chemical company specializing in high performance fuel additives and special and effect chemicals. The company's strategy is to manage profitably and responsibly the decline in world demand for its major product - tetraethyl lead (TEL) in gasoline - through competitive differentiation and stringent product stewardship, to expand its Petroleum Specialties and Performance Chemicals businesses organically through product innovation and focus on customer needs, and to seek synergistic growth opportunities through joint venture, alliances, collaborative arrangements and acquisitions.

Certain of the statements made herein constitute forward looking statements that involve risks and uncertainties, including the risks associated with business plans, the effects of changing economic and competitive conditions and government regulations. Additional information may be obtained by reviewing the Company's reports filed from time to time with the SEC.

                                                                      Schedule 1

                          OCTEL CORP. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                       Three Months Ended                  Six Months Ended
                                                            June 30                            June 30
                                                  -----------------------------     ------------------------------
                                                     2003             2002              2003             2002
                                                     ----             ----              ----             ----
                                                              (millions of dollars except per share data)
                                                              -------------------------------------------
Net sales                                         $    113.8       $     98.3        $    211.0       $    211.9
Cost of goods sold                                     (64.2)           (50.3)           (121.5)          (114.8)
                                                  ------------     ------------      ------------     ------------
     Gross profit                                       49.6             48.0              89.5             97.1
Operating expenses
     Selling, general and admin.                       (16.6)           (15.9)            (33.6)           (31.7)
     Research and development                           (1.4)            (1.5)             (2.6)            (2.9)
Restructuring charge                                    (8.2)               -              (8.2)               -
Amortization of intangible assets                       (2.5)            (2.2)             (5.1)            (4.3)
                                                  ------------     ------------      ------------     ------------
                                                       (28.7)           (19.6)            (49.5)           (38.9)
                                                  ------------     ------------      ------------     ------------
Operating income                                        20.9             28.4              40.0             58.2

Interest expense (net)                                  (2.1)            (4.6)             (4.5)            (8.3)
Other expenses (net)                                    (1.5)            (0.8)             (2.2)            (1.5)
                                                  ------------     ------------      ------------     ------------
Income before income taxes and minority
interest                                                17.3             23.0              33.3             48.4
Minority interest                                       (0.8)            (0.8)             (1.7)            (1.6)
                                                  ------------     ------------      ------------     ------------
Income before income taxes                              16.5             22.2              31.6             46.8

Income taxes                                            (4.2)            (4.6)             (8.8)           (10.8)
                                                  ------------     ------------      ------------     ------------
Income from continuing operations                       12.3             17.6              22.8             36.0

Share of affiliated company earnings                     0.6                -               0.6                -
Discontinued operations, net of tax                     (3.3)             0.1              (3.4)             0.1
Cumulative effect of change in accounting
principle                                                  -                -               0.5                -
                                                  ------------     ------------      ------------     ------------
Net income                                        $      9.6       $     17.7        $     20.5       $     36.1
                                                  ============     ============      ============     ============

Earnings per share                Basic           $     0.81       $     1.50        $     1.73       $     3.06
                                  Diluted         $     0.77       $     1.40        $     1.65       $     2.88

Weighted average shares           Basic               11,906           11,823            11,883           11,789
outstanding in thousands          Diluted             12,460           12,660            12,424           12,557

ANALYSIS OF BUSINESS UNIT RESULTS

                                                     2003             2002              2003             2002
                                                     ----             ----              ----             ----
                                                                       (millions of dollars)
Net sales
   TEL - Ongoing                                  $     68.2       $     57.8        $    116.0       $    122.5
   TEL - Chlorine                                          -              3.9                 -              7.5
                                                  ------------     ------------      ------------     ------------
                                                        68.2             61.7             116.0            130.0
   Specialty Chemicals                                  45.6             36.6              95.0             81.9
                                                  ------------     ------------      ------------     ------------
   Total                                               113.8             98.3             211.0            211.9
                                                  ------------     ------------      ------------     ------------
Gross Profit
   TEL - Ongoing                                        34.6             35.2              58.6             67.9
   TEL - Chlorine                                          -             (0.3)                -             (0.3)
                                                  ------------     ------------      ------------     ------------
                                                        34.6             34.9              58.6             67.6
   Specialty Chemicals                                  15.0             13.1              30.9             29.5
                                                  ------------     ------------      ------------     ------------
   Total                                                49.6             48.0              89.5             97.1
                                                  ------------     ------------      ------------     ------------

Operating income
   TEL - Ongoing                                        30.2             31.6              48.5             59.7
   TEL - Chlorine                                          -             (0.3)                -             (0.3)
                                                  ------------     ------------      ------------     ------------
                                                        30.2             31.3              48.5             59.4
   Specialty Chemicals                                   2.1              1.1               5.3              5.4
   Corporate                                            (3.2)            (4.0)             (5.6)            (6.6)
   Restructuring                                        (8.2)               -              (8.2)               -
                                                  ------------     ------------      ------------     ------------
   Total                                          $     20.9       $     28.4        $     40.0       $     58.2
                                                  ------------     ------------      ------------     ------------

                                                                      Schedule 2

                          OCTEL CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                          June 30           December 31
                                                           2003                2002
                                                        --------------------------------
Assets                                                     (millions of dollars)
Current assets
   Cash and cash equivalents                            $   28.7           $   26.7
   Accounts receivable, less allowance                      79.8               80.7
     of $1.9 (2002 - $3.1)
    Other receivable - Veritel                                 -                3.2
   Inventories
    Finished goods                                          37.3               25.3
    Raw materials and work-in-progress                      19.2               30.4
                                                        ----------         ----------
    Total inventories                                       56.5               55.7
   Prepaid expenses                                          6.6                5.5
                                                        ----------         ----------
Total current assets                                       171.6              171.8

Property, plant and equipment                               92.7               88.9
   Less accumulated depreciation                           (42.5)             (32.1)
                                                        ----------         ----------
   Net property, plant and equipment                        50.2               56.8

Goodwill                                                   350.8              352.8
Intangible asset                                            46.8               50.9
Prepaid pension cost                                       112.5              105.2
Deferred finance costs                                       3.3                4.4
Other assets                                                 7.3                5.9
                                                        ----------         ----------
                                                        $  742.5           $  747.8
                                                        ==========         ==========

Liabilities and Stockholders' Equity
Current liabilities
   Bank overdraft                                       $    6.4           $    4.0
   Accounts payable                                         49.1               55.2
   Other payable - Veritel                                     -               10.0
   Accrued liabilities                                      41.9               45.9
   Accrued income taxes                                      5.4               13.7
   Current portion of plant closure provisions              11.8                  -
   Current portion of deferred income                        2.0                2.0
   Current portion of long-term debt                        41.8               56.8
                                                        ----------         ----------
Total current liabilities                                  158.4              187.6

Plant closure provisions                                    25.8               36.4
Deferred income taxes                                       41.1               41.7
Deferred income                                              7.4                8.4
Long-term debt                                             108.7              102.4
Other liabilities                                            3.1                4.2
Minority interest                                            5.4                4.6

Stockholders' equity
   Common stock, $0.01 par value                             0.1                0.1
   Additional paid-in capital                              276.7              276.7
   Treasury stock                                          (33.4)             (34.5)
   Retained earnings                                       177.8              157.9
   Accumulated other comprehensive income                  (28.6)             (37.7)
                                                        ----------         ----------
Total stockholders' equity                                 392.6              362.5
                                                        ----------         ----------
                                                        $  742.5           $  747.8
                                                        ==========         ==========

                                                                      Schedule 3

                          OCTEL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           Six Months Ended
                                                                           ----------------
                                                                                June 30
                                                                                -------
                                                                      2003               2002
                                                                      ----               ----
                                                                         (millions of dollars)
Cash Flows from Operating Activities

Net income                                                        $   20.5             $   36.1
Adjustments to reconcile net income to cash provided by
operating activities:
   Depreciation and amortization                                      11.4                 13.4
   Deferred income taxes                                               0.3                  2.6
   Other                                                               3.9                  2.5
   Unremitted earnings of affiliated companies                        (0.6)                   -
   Changes in operating assets and liabilities:
         Accounts receivable and prepaid expenses                      4.2                 32.8
         Inventories                                                   0.2                 (3.2)
         Accounts payable and accrued liabilities                     (7.9)                (9.5)
         Income taxes and other current liabilities                   (8.6)                 0.4
   Other non-current assets and liabilities                           (6.2)                (8.9)
                                                                  -----------          -----------
Net cash provided by operating activities                             17.2                 66.2

Cash Flows from Investing Activities

Capital expenditures                                                  (2.2)                (4.3)
Business combinations, net of cash acquired                           (5.8)                (3.6)
Veritel                                                               (6.8)               (17.2)
Other                                                                  2.0                 (0.3)
                                                                  -----------          -----------
Net cash used in investing activities                                (12.8)               (25.4)

Cash Flows from Financing Activities

Repayment of long-term borrowings                                     (6.0)               (52.9)
Dividends paid                                                        (0.6)                   -
Issue of treasury stock                                                0.6                    -
Minority interest                                                      0.6                  0.4
Other                                                                 (0.1)                   -
                                                                  -----------          -----------
Net cash used in financing activities                                 (5.5)               (52.5)
Effect of exchange rate changes on cash                                0.7                 (4.3)
                                                                  -----------          -----------
Net change in cash and cash equivalents                               (0.4)               (16.0)

Cash and cash equivalents at beginning of period                      22.7                 43.0
                                                                  -----------          -----------
Cash and cash equivalents at end of period                        $   22.3             $   27.0
                                                                  ===========          ===========